UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 23, 2008, Orexigen Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the underwriters named in Schedule A thereto (collectively, the “Underwriters”), related to a public offering of 7,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The price to the public is $11.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Purchase Agreement at a price of $10.34 per share. Under the terms of the Purchase Agreement, we have granted the Underwriters a 30-day option to purchase an additional 1,050,000 shares of Common Stock to cover overallotments, if any. The offering is being made pursuant to the Company’s effective registration statement on Form S-1 (Registration Statement No. 333-148490) previously filed with the Securities and Exchange Commission. The Purchase Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.
       The Company’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement, dated January 23, 2008

99.1	Press Release, dated January 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: January 24, 2008	By:	/s/ Gary D. Tollefson, M.D., Ph.D.

	Name:	Gary D. Tollefson, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Date: January 24, 2008	By:	/s/ Graham K. Cooper

	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
1.1	Purchase Agreement, dated January 23, 2008

99.1	Press Release, dated January 24, 2008